THIRD AMENDMENT TO THE

CUSTODIAN AGREEMENT

THIS THIRD AMENDMENT dated as of September 11, 2023, to the Custody Agreement, dated as of June 15, 2012, as amended and assigned (the “Agreement”), is entered by and FORUM FUNDS, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Agreement to remove the following funds:

●	Absolute Capital Opportunities Fund

●	Absolute Convertible Arbitrage Fund

●	Absolute Flexible Fund

●	Absolute Convertible Opportunities Fund

WHEREAS, Section 21 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties ..

NOW, THEREFORE, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Effective as of September 11, 2023, Appendix A of the Agreement is hereby superseded and replaced in its entirety with Appendix A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of September 11, 2023.

unified series trust		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Zachary Tackett	By:	/s/ Marc Krusko

Name:	Zachary Tackett	Name:

Title:	President	Title:

Date:	September 25, 2023	Date:	September 25, 2023

Appendix A

Separate Portfolios

Custodian Agreement

(Foreign and Domestic Securities)

Forum Funds and U.S. Bank

Effective Date September 11, 2023

Funds

Auxier Focus Fund

Beck Mack + Oliver Partners Fund

DF Dent Midcap Growth Fund

DF Dent Premier Growth Fund

DF Dent Small Cap Growth Fund

Lisanti Small Cap Growth Fund

MAI Managed Volatility Fund

Monongahela All Cap Value Fund

Payson Total Return Fund

The BeeHive Fund